EXHIBIT 10.3

                              Consulting Agreement
                      (between Registrant and Jack Schatz)


Contract Date:                   April 30, 1998


Contract consultant agreement between Digitran, Inc., located at 2176 North Main Street, North Logan, Utah 84341 and Jack Schatz of Corporate Concepts, Ltd. of 260 Fifth Avenue, New York, New York, 10001.

Jack Schatz agrees to:

         1.       Write a  marketing  plan which will  include  all  information
                  needed  for   investors  to  be  assured  of  the  intent  and
                  professionalism of the marketing effort to be mounted in support of the Truck Learning Centers.
         2. Produce a computer-generated presentation based on the written version of the approved marketing plan.
         3. Make recommendation for market support tools needed, such as videos, brochures, Trade show booth designs, etc. Any approval and follow through of production of such tools will be determined as needed and will fall under a separate contract.

Digitran, Inc. agrees to compensate Jack Schatz for the above described services by issuing Digitran Systems, Incorporated common stock in the amount of 30,000 shares and approval travel expenses.

This contract will expire upon completion of the approved marketing plan, computer-generated presentation and the recommendations for the marketing support tools.


/s/  Jack Schatz
Jack Schatz, Corporate Concepts, Ltd.


/s/  Loretta Trevers
Loretta Trevers, Digitran, Inc.

                                       13